SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO. __)

Filed by the Registrant                       |X|
Filed by a party other than the Registrant    |_|

Check the appropriate box:

|_|  Preliminary Proxy Statement           |_|  Confidential, for Use of the
|X|  Definitive Proxy Statement                 Commission Only (as permitted by
|_|  Definitive Additional Materials            Rule 14a-6(e)(2))
|_|  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12


                          LINEAR TECHNOLOGY CORPORATION
           ----------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

|X|   No fee required.

|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)   Title of each class of securities to which transactions applies:


(2)   Aggregate number of securities to which transactions applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)   Proposed maximum aggregate value of transaction:

(5)   Total fee paid:

      |_|   Fee paid previously with preliminary materials.

      |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)   Amount previously paid:

(2)   Form, Schedule or Registration Statement No.:

(3)   Filing party:

(4)   Date filed:

                          LINEAR TECHNOLOGY CORPORATION
                           ---------------------------

                    Notice of Annual Meeting of Stockholders
                         To Be Held on November 5, 2003


TO THE STOCKHOLDERS:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Linear Technology Corporation, a Delaware corporation (the "Company"), will be held on November 5, 2003 at 3:00 p.m., local time, at the Company's principal executive offices, located at 720 Sycamore Drive, Milpitas, California 95035, for the following purposes:

         1. To elect five (5) directors to serve until the next Annual Meeting of Stockholders and until their successors are elected.

         2. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending June 27, 2004.

         3. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

         The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

         Only stockholders of record of the Company's Common Stock at the close of business on September 8, 2003, the record date, are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.

         All stockholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the Annual Meeting may vote in person even if such stockholder has returned a proxy card.

                                       FOR THE BOARD OF DIRECTORS


                                       /s/ Arthur F. Schneiderman
                                       Arthur F. Schneiderman
                                       Secretary

Milpitas, California
September 24, 2003



--------------------------------------------------------------------------------

                             YOUR VOTE IS IMPORTANT.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE.
--------------------------------------------------------------------------------

                          LINEAR TECHNOLOGY CORPORATION

                              ---------------------

                                 PROXY STATEMENT
                                       FOR
                       2003 ANNUAL MEETING OF STOCKHOLDERS

                              ---------------------

                       INFORMATION CONCERNING SOLICITATION
                                   AND VOTING

General

         The enclosed Proxy is solicited on behalf of the Board of Directors of Linear Technology Corporation, a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held November 5, 2003, at 3:00 p.m., local time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Company's principal executive offices, located at 720 Sycamore Drive, Milpitas, California 95035. The telephone number at that location is (408) 432-1900.

         These proxy solicitation materials and the Company's Annual Report to Stockholders for the year ended June 29, 2003, including financial statements, were mailed on or about September 24, 2003 to all stockholders entitled to vote at the Annual Meeting.

Record Date and Voting Securities

         Stockholders of record at the close of business on September 8, 2003 (the "Record Date") are entitled to notice of and to vote at the meeting. As of the Record Date, 314,164,301 shares of the Company's Common Stock, par value $0.001, were issued and outstanding. No shares of the Company's Preferred Stock are outstanding.

Revocability of Proxies

         Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company (Attention: Paul Coghlan, Vice President of Finance and Chief Financial Officer) a written notice of revocation or a duly executed proxy card bearing a later date or by attending the Annual Meeting and voting in person.

Voting Rights and Solicitation of Proxies

         On all matters other than the election of directors, each share has one vote. Each stockholder voting for the election of directors may cumulate such stockholder's votes and give one candidate a number of votes equal to the number of directors to be elected (which number is currently set at five) multiplied by the number of shares held by such stockholder, or may distribute such stockholder's votes on the same principle among as many candidates as the stockholder may select. However, no stockholder will be entitled to cumulate votes unless a stockholder has, prior to the voting, given notice at the meeting of the stockholder's intention to cumulate votes. If any stockholder gives such notice, all stockholders may cumulate their votes for the election of directors. In the event that cumulative voting is invoked, the proxy holders will have the discretionary authority to vote all proxies received by them in such a manner as to ensure the election of as many of the Board of Directors' nominees as possible.

         The Company will bear the cost of soliciting proxies. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to beneficial owners. Solicitation of proxies by mail may be supplemented by one or more of telephone, telegram, facsimile, e-mail or personal solicitation by directors, officers or regular employees of the Company. No additional compensation will be paid to these persons for these services.

Quorum; Abstentions; Broker Non-Votes

         Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections. The Inspector will also determine whether or not a quorum is present. Except in certain specific circumstances or as discussed below, the affirmative vote of a majority of shares present in person or represented by proxy at a duly held meeting at which a quorum is present is required under Delaware law and the Company's Bylaws for approval of proposals presented to stockholders. In general, Delaware law also provides that a quorum consists of a majority of shares entitled to vote, present in person or represented by proxy at the meeting.

         When proxies are properly dated, executed and returned, the shares represented by those proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no instructions are indicated on a properly executed proxy, the shares represented by that proxy will be voted as recommended by the Board of Directors. If any other matters are properly presented for consideration at the Annual Meeting, the persons named in the enclosed proxy card and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. The Company does not currently anticipate that any other matters will be raised at the Annual Meeting.

         Pursuant to Delaware law, the Inspector will include shares that are voted "WITHHELD" or "ABSTAIN" on a particular matter among the shares present and entitled to vote for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting generally, and also among the shares entitled to vote on that matter (the "Votes Cast"). Broker non-votes on a particular matter will be counted for purposes of determining the presence of a quorum, but will not be counted for purposes of determining the number of "Votes Cast" with respect to the matter on which the broker has expressly not voted. Accordingly, broker non-votes will not affect the determination as to whether the requisite approval has been obtained with respect to a particular matter.

Deadline for Receipt of Stockholder Proposals

         Stockholders are entitled to present proposals for action at a forthcoming meeting if they comply with the requirements of the Company's Bylaws and the proxy rules established by the Securities and Exchange Commission. Proposals of stockholders of the Company that are submitted for inclusion in the proxy statement and form of proxy card for next year's annual meeting must be received by the Company no later than one hundred twenty (120) days prior to the one year anniversary date of the mailing of this Proxy Statement. Assuming a mailing date of September 24, 2003, the deadline for stockholder proposals for next year's annual meeting will be May 27, 2004.

         In addition, under the Company's Bylaws, a stockholder wishing to make a proposal at next year's annual meeting must submit that proposal to the Company not less than 90 days prior to the meeting (or, if the

Company gives less than 100 days notice of the meeting, then within ten days after that notice). The Company may refuse to acknowledge any proposal not made in compliance with the foregoing procedure.

         The attached proxy card grants the proxy holders discretionary authority to vote on any matter raised at this year's Annual Meeting. In addition, assuming a mailing date of September 24, 2003 for this proxy statement, the proxy holders at next year's annual meeting will have similar discretionary authority to vote on any matter that is submitted to the Company after August 10, 2004.

                                  PROPOSAL ONE

                              ELECTION OF DIRECTORS

Nominees

         The Company's Bylaws currently provide for a board of five directors. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's five nominees named below, all of whom are currently directors of the Company. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any substitute nominee who is designated by the current Board of Directors to fill the vacancy. It is not expected that any nominee listed below will be unable or will decline to serve as a director. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will ensure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders. In any event, the proxy holders cannot vote for more than five persons. The term of office of each person elected as a director will continue until the next Annual Meeting of Stockholders or until his successor has been elected and qualified.

         The names of the nominees, and certain information about them as of September 8, 2003, are set forth below.


       Name Of Nominee               Age       Principal Occupation                                       Director Since
-------------------------------    --------    ----------------------------------------------------     --------------------
Robert H. Swanson, Jr.........       65        Chairman and Chief Executive Officer of the Company             1981
David S. Lee..................       66        Chairman, Cortelco Systems Holding Corp.                        1988
Leo T. McCarthy...............       73        President, The Daniel Group                                     1994
Richard M. Moley..............       64        Former President and Chief Executive Officer,                   1994
                                                   StrataCom, Inc.
Thomas S. Volpe ..............       52        Chief Executive Officer, Volpe Investments LLC                  1984

         There are no family relationships among the Company's directors and executive officers.


         Mr. Swanson, a founder of the Company, has served as Chairman and Chief Executive Officer since April 1999. From the Company's incorporation in September 1981 until April 1999, Mr. Swanson served as President and Chief
Executive Officer. Mr. Swanson has also served as a director of the Company since its incorporation. From August 1968 to July 1981, he was employed in various positions at National Semiconductor Corporation, a manufacturer of integrated circuits, including Vice President and General Manager of the Linear Integrated Circuit Operation and Managing Director in Europe.

         Mr. Lee is Chairman of the Boards of eOn Communication Corp., Cortelco and Cidco Communications, and a Regent of the University of California. Mr. Lee co-founded Qume Corporation in 1973 and served as Executive Vice-President of Qume until it was acquired by ITT Corporation in 1978. After the acquisition, Mr. Lee held the positions of Executive Vice President of ITT Qume until 1981, and President of ITT Qume through 1983. From 1983 to 1985, he served as Vice President of ITT and as Group Executive and Chairman of its Business Information Systems Group. In 1985, he became President and Chairman of Data Technology Corp. ("DTC"), and in 1988 DTC acquired and merged with Qume. Currently, Mr. Lee is a member of the Board of Directors of ESS Technology Inc., iBasis Inc., Accela.com and Daily Wellness Co. Mr. Lee also serves as a member of the California Chamber of Commerce and Honorary President of Asian Cultural Teachings. Mr. Lee served as an adviser to Presidents George Bush and Bill

Clinton on the Advisory Committee on Trade Policy and Negotiation (Office of the U.S. Trade Representative/Executive Office of the President) and to Governor Pete Wilson on the California Economic Development Corporation (CalEDC) and the Council on California Competitiveness. Mr. Lee is a past Commissioner of the California Postsecondary Education Commission, as well as having founded and served as Chairman of the Chinese Institute of Engineers, the Asian American Manufacturers' Association and the Monte Jade Science and Technology Association.

         Mr. McCarthy has served since January 1995 as President of The Daniel Group, a partnership engaged in international trade and other investment opportunities. Mr. McCarthy retired from elective office in 1994 after twelve years as Lieutenant Governor of the State of California. His primary responsibility as Lieutenant Governor was to help businesses start and grow through his role as chair of the California Commission for Economic Development. One major area of focus for Mr. McCarthy was and still remains international trade and investment, particularly involving Pacific Rim markets. Mr. McCarthy serves as a director on the board of Forward Funds, which is a mutual fund. He also serves as Vice Chair of the Board of Accela, Inc., a privately held software company.

         Mr. Moley served as Chairman, President and Chief Executive Officer of StrataCom, Inc., a network systems company, from June 1986 until its acquisition by Cisco Systems, Inc., a provider of computer internetworking solutions, in July 1996. Mr. Moley served as Senior Vice President and Board Member of Cisco Systems until November 1997, when he became a consultant and private investor. Mr. Moley served in various executive positions at ROLM Corporation, a telecommunications company, from 1973 to 1986. Prior to joining ROLM, he held management positions in software development and marketing at Hewlett-Packard Company. Mr. Moley serves as a director of Netro, Echelon Corporation and Spirent, plc, a British company.

         Mr. Volpe has served as Chief Executive Officer of Volpe Investments LLC since July 2001. From December 1999 to June 2001, Mr. Volpe served as Chairman of Prudential Volpe Technology Group. Mr. Volpe served as Chief Executive Officer of Volpe Brown Whelan & Company, LLC (formerly Volpe, Welty & Company), a private investment banking and risk capital firm, from its founding in April 1986 until its acquisition by Prudential Securities in December 1999. Until April 1986, he was President and Chief Executive Officer of Hambrecht & Quist Incorporated, an investment banking firm with which he had been affiliated since 1981.

Board Meetings And Committees

         The Board of Directors of the Company held a total of four meetings during the fiscal year ended June 29, 2003. No director attended fewer than 75% of the meetings of the Board of Directors and the Board committees upon which such director served. The Board of Directors has an Audit Committee and a Compensation Committee. The Board of Directors has no nominating committee or any committee performing similar functions.

         The Audit Committee of the Board of Directors currently consists of directors Lee, McCarthy, Moley and Volpe, and held a total of four meetings during the last fiscal year. The Audit Committee is governed by a written charter that it has adopted. The Audit Committee recommends engagement of the Company's independent auditors, and is primarily responsible for approving the services performed by the Company's independent auditors and for reviewing and evaluating the Company's accounting principles and its system of internal accounting controls. Each member of the Company's Audit Committee is "independent" as defined under Nasdaq's listing standards in effect as of the date of this proxy statement.

         The Compensation Committee of the Board of Directors currently consists of directors Lee, McCarthy, Moley and Volpe, and held a total of four meetings during the last fiscal year. The Committee reviews and approves the Company's executive compensation policy, including the salaries and target bonuses of the Company's executive officers, and administers the Company's stock plans.

Director Compensation

          The Company currently pays each non-employee director an annual retainer of $20,000 and a fee of $1,500 for each meeting of the Board of Directors attended. Directors are generally eligible to receive options under the Company's stock option plans. For the fiscal year ended June 29, 2003, Messrs. Lee, McCarthy, Moley and Volpe each received an option to purchase 20,000 shares at an exercise price of $25.05. Each of these options vests as to 100% of the shares subject to the option one year from the date of grant.

Vote Required and Recommendation of Board of Directors

         The five nominees receiving the highest number of affirmative votes of the shares entitled to be voted will be elected as directors. Votes "withheld" will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the meeting, but have no other legal effect upon election of directors under Delaware law.

         THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE NOMINEES SET FORTH ABOVE.

                                  PROPOSAL TWO

                         RATIFICATION OF APPOINTMENT OF
                              INDEPENDENT AUDITORS

         The Board of Directors has selected Ernst & Young LLP, independent auditors, to audit the financial statements of the Company for the year ending June 27, 2004, and recommends that the stockholders vote for ratification of such appointment. Although action by stockholders is not required by law, the
Board of Directors believes that it is desirable to request approval of this selection by the stockholders. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection. Ernst & Young LLP has audited the Company's financial statements since the fiscal year ended June 30, 1982. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement and are expected to be available to respond to appropriate questions from stockholders.

Fees Billed To The Company By Ernst & Young LLP During The Fiscal Year Ended June 29, 2003

Audit Fees

         Audit fees billed to the Company by Ernst & Young LLP during the fiscal year ended June 29, 2003, for the audit of the Company's annual financial statements included in the Company's 2003 Annual Report on Form 10-K, the review of the Company's interim financial statements included in the Company's quarterly reports on Form 10-Q, statutory audits required internationally and other regulatory filings and consultations regarding generally accepted accounting principals during fiscal 2003, totaled $236,000 as compared to $194,000 in fiscal 2002.

Audit-Related Fees

         The  Company  did  not  engage   Ernst  &  Young  LLP  to  provide  any
audit-related services during fiscal 2003 or 2002.

Tax Fees

         Fees billed to the Company by Ernst & Young, LLP during the Company's fiscal year ended June 29, 2003 for domestic and international tax compliance and tax advice and planning services totaled $171,000 as compared to $185,000 in fiscal 2002.

All Other Fees

         Fees billed to the Company by Ernst & Young LLP during the Company's fiscal year ended June 29, 2003 for all other non-audit services, which were primarily related to services associated with the Company's expatriate program, totaled $42,000 as compared to $15,000 in fiscal 2002. The audit committee of the Board has determined that the non-audit services provided by Ernst & Young LLP are compatible with maintaining Ernst & Young LLP's independence.

         THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING JUNE 27, 2004.

                               BENEFICIAL SECURITY
                        OWNERSHIP OF DIRECTORS, EXECUTIVE
                           OFFICERS AND CERTAIN OTHER
                                BENEFICIAL OWNERS

Security Ownership

         The following table sets forth certain information known to the Company regarding the beneficial ownership of the Company's Common Stock, as of the
Record Date, by (a) each beneficial owner of more than 5% of the Company's Common Stock, (b) the Company's Chief Executive Officer and the Company's four other most highly compensated executive officers during fiscal 2003 (collectively, the "Named Executive Officers"), (c) each director of the Company, and (d) all directors and executive officers of the Company as a group. Except as otherwise indicated, each person has sole voting and investment power with respect to all shares shown as beneficially owned, subject to community property laws where applicable.

                                                                       Shares Beneficially        Percentage
                             Beneficial Owner                                 Owned          Beneficially Owned
---------------------------------------------------------------------  -------------------   ------------------
Janus Capital Management LLC (1).....................................       34,407,276             11.0%
       100 Fillmore Street
       Denver, CO 80206-4923
Capital Research and Management Company (2)..........................       24,467,150               7.8
       333 South Hope Street
       Los Angeles, CA 90071
Robert H.  Swanson, Jr.  (3).........................................        1,613,676               *
David Bell (4).......................................................          191,761               *
Clive B.  Davies (5).................................................          728,756               *
Paul Coghlan (6).....................................................          714,322               *
Lothar Maier (7).....................................................          246,120               *
Thomas S.  Volpe (8).................................................          188,000               *
David S.  Lee (9)....................................................           92,000               *
Leo T.  McCarthy (10)................................................          221,200               *
Richard M.  Moley (11)...............................................           92,000               *
All directors and executive officers as a group (17 persons) (12)....        7,196,393               2.3

*      Less than one percent of the outstanding Common Stock.

(1) Shares beneficially owned as of July 31, 2003, based on information reported to the Company by Janus Capital Corporation on September 8, 2003.

(2) Based on information reported on Schedule 13G/A filed with the Securities and Exchange Commission on February 13, 2003.

(3) Includes (i) 51,196 shares issued in the name of Robert H. Swanson, Jr. and Sheila L. Swanson, Trustees of the Robert H. Swanson, Jr. and Sheila
       L. Swanson Trust U/T/A dated May 27, 1976, (ii) 104,402 shares issued in the name of Robert H. Swanson, Jr. Trustee, Robert H. Swanson, Jr. Annuity, Trust 1, U/A 6/17/02, (iii) 104,402 shares issued in the name of Robert H. Swanson, Jr. Trustee, Sheila L. Swanson Annuity, Trust 1, U/A 6/17/02 and (iv) 1,353,676 shares issuable pursuant to options exercisable within 60 days of September 8, 2003.

(4) Includes (i) 339 shares issued in the name of David Bundy Bell and Bonnie Jean Bell, Trustees of the Bell Revocable Trust dated September 30, 1997 and (ii) 191,422 shares issuable pursuant to options exercisable within 60 days of September 8, 2003.

(5)    Includes  636,256  shares issued in the name of Clive B. Davies and Carol
       B. Davies, Trustees of the Davies Living Trust dated September 9, 1994. Also includes 92,500 shares issuable pursuant to options exercisable within 60 days of September 8, 2003.

(6) Includes 641,874 shares issuable pursuant to options exercisable within 60 days of September 8, 2003.

(7) Includes 246,120 shares issuable pursuant to options exercisable within 60 days of September 8, 2003.

(8) Consists of 188,000 shares issuable pursuant to options exercisable within 60 days of September 8, 2003.

(9) Consists of 92,000 shares issuable pursuant to options exercisable within 60 days of September 8, 2003.

(10) Includes 18,000 shares issued in the name of Leo and Jacqueline McCarthy LLC and 10,000 shares issued in the name of the McCarthy Grandchildren's Trust. Also includes 193,200 shares issuable pursuant to options exercisable within 60 days of September 8, 2003.

(11) Consists of 92,000 shares issuable pursuant to options exercisable within 60 days of September 8, 2003.

(12) Includes 5,513,256 shares issuable pursuant to options exercisable within 60 days of September 8, 2003.


                            SECURITIES AUTHORIZED FOR
                    ISSUANCE UNDER EQUITY COMPENSATION PLANS

         The following table provides information as of June 29, 2003 about shares of the Company's Common Stock that may be issued upon exercise of outstanding options, warrants and rights under all of the Company's existing equity compensation plans, including the 1981 Incentive Stock Option Plan, 1986 Employee Stock Purchase Plan, the 1988 Stock Option Plan, 1996 Incentive Stock Option Plan and the 2001 Nonstatutory Stock Option Plan, and the number of shares of Common Stock that remain available for future issuance under these plans:

-------------------------------- ----------------------------- ---------------------------- ----------------------------------
         Plan category               Number of securities       Weighted-average exercise    Number of securities remaining
                                  issuable upon exercise of       price of outstanding        available for future issuance
                                     outstanding options,         options, warrants and      under equity compensation plans
                                     warrants and rights                 rights              (excluding securities issuable
                                                                                              upon exercise of outstanding
                                                                                              options, warrants and rights)
-------------------------------- ----------------------------- ---------------------------- ----------------------------------
Equity compensation plans
approved by security holders              31,537,490                           $22.76                 6,567,440
-------------------------------- ----------------------------- ---------------------------- ----------------------------------
Equity compensation plans not
approved by security holders
                                           9,983,978 (1)                       $30.34                19,969,646
-------------------------------- ----------------------------- ---------------------------- ----------------------------------
Total                                     41,521,468                           $24.58                26,537,086
-------------------------------- ----------------------------- ---------------------------- ----------------------------------

(1) Issued pursuant to the Company's 2001 Nonstatutory Stock Option Plan, which does not require the approval of and has not been approved by stockholders. See description of the 2001 Nonstatutory Stock Option Plan below.

1996 Incentive Stock Option Plan

         The Company's 1996 Incentive Stock Option Plan (the "1996 Plan") was adopted by the Board of Directors in July 1996 and was approved by the Company's stockholders in November 1996. The 1996 Plan provides for the granting to employees, including officers, of incentive stock options within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and for the granting to employees, directors and consultants of non-statutory stock options. Incentive stock options may be granted only to employees, including employee directors and officers. Section 162(m) of the Code places limits on the deductibility for federal income tax purposes of compensation paid to certain executive officers of the Company. In order to preserve the Company's ability to deduct the compensation income associated with options granted to such persons, the 1996 Plan provides that no employee, director or consultant may be granted, in any fiscal year of the Company, options to purchase more than 500,000 shares of Common Stock. Notwithstanding this limit, however, in connection with an individual's initial employment with the Company, he or she may be granted options to purchase up to an additional 500,000 shares of Common Stock. The exercise price of an option is determined at the time the option is granted; provided that, generally in the case of an incentive stock option, the exercise price may not be less than 100% of the fair market value of the Common Stock on the date the option is granted. Options granted under the 1996 Plan generally vest at a rate of 1/10th of the shares subject to the option after each six month period of continued service to the Company; however, the vesting schedule can change on a grant-by-grant basis. The 1996 Plan provides that vested options may be exercised for 3 months after termination of employment and for up to 12 months after termination of employment as a result of death or disability. The Company may select alternative periods of time for exercise upon termination of service. The 1996 Plan permits options to be exercised with cash, check, other shares of our stock, consideration received by it under a "cashless exercise" program or certain other forms of consideration. In the event that the Company merges with or into another corporation, or sell substantially all of its assets, the 1996 Plan provides that each outstanding option will be assumed or substituted for by the successor corporation. If such substitution or assumption does not occur, each option will fully vest and become exercisable. Unless terminated sooner, the 1996 Plan will terminate automatically in July 2006, although any options then outstanding under the plan will remain outstanding and exercisable for their term. As of the date of this proxy statement, there are 32,000,000 shares of common stock reserved for issuance under the 1996 Plan, of which 20,944,255 are subject to outstanding options and 6,282,990 shares remain available for future grant.

1981 Incentive Stock Option Plan and 1988 Stock Option Plan

         The 1981 Incentive Stock Option Plan (the "1981 Plan") and 1988 Stock Option Plan (the "1988 Plan") have terms substantially the same as the terms of the 1996 Plan. The Company no longer grants options under either of these plans. As of the date of this proxy statement, no options are outstanding under the 1981 Plan and 9,360,270 shares of common stock are subject to outstanding options under the 1988 Plan.

The 1986 Employee Stock Purchase Plan

         The 1986 Employee Stock Purchase Plan (the "Purchase Plan") was adopted by the Board of Directors in April 1986 and approved by the stockholders in May 1986. A total of 8,400,000 shares of the Company's Common Stock have been reserved for issuance under the Purchase Plan, of which 885,666 remain available for future issuance as of the date of this proxy statement. The Purchase Plan, which is intended to qualify under Section 423 of the Code, permits eligible employees to purchase Common Stock through payroll deductions at the end of each offering period. The Purchase Plan is implemented by consecutive offering periods of approximately six months each, ending on the last trading day of fiscal months April and October of each year. The purchase price per share of the shares offered under the Purchase Plan in a given offering period is the lower of 85% of the fair market value of the Common Stock on the first day of the offering period or 85% of the fair market value of the Common Stock on the last day of the offering period. The purchase price for the shares is accumulated by payroll deductions during the offering period. The deductions must be at least 5%, but may not exceed 10%, of a participant's eligible compensation for a given offering period.

         All persons who are employed by the Company on a given enrollment date and who are customarily employed by the Company for at least twenty hours per week and more than five months per calendar year are eligible to participate in the Purchase Plan. Participation in the Purchase Plan ends automatically on termination of employment with the Company, and a participant may discontinue his or her participation in the Purchase Plan at any time during the offering period. The Purchase Plan operates through the granting on the first day of each offering period of an option to purchase shares. The maximum number of shares placed under option in an offering period is determined by dividing the amount of the participant's total payroll deductions that will be accumulated prior to the end of the offering period by a purchase price based on the fair market value of the common stock on the first day of the offering period, provided that the maximum number of shares subject to such option may not exceed 300 shares per offering period. Notwithstanding the foregoing, no employee will be permitted to subscribe for shares under the Purchase Plan if, immediately after such subscription, the employee would own 5% or more of the voting power or value of all classes of stock of the Company or of any of its subsidiaries, nor will any employee be permitted to participate to the extent such employee could buy under all employee stock purchase plans of the Company more than $25,000 worth of stock in any calendar year. Unless terminated sooner, the Purchase Plan will terminate 20 years from its effective date.

2001 Nonstatutory Stock Option Plan

         In fiscal 2001, the Board of Directors approved the 2001 Nonstatutory Stock Option Plan (the "2001 Plan"). The 2001 Plan provides for the granting of non-qualified stock options to employees and consultants at the fair market value of our common stock as of the date of grant. The Company cannot grant options under the 2001 Plan to directors or officers of the Company. Options granted under the 2001 Plan generally vest at a rate of 1/10th of the shares subject to the option after each six month period of continued service to the Company; however, the vesting schedule can change on a grant-by-grant basis. The 2001 Plan provides that vested options may be exercised for 3 months after termination of employment and for up to 12 months after termination of employment as a result of death or disability. The Company may select alternative periods of time for exercise upon termination of service. The 2001 Plan permits options to be exercised with cash, check, other shares of our stock, consideration received by it under a "cashless exercise" program or certain other forms of consideration. In the event that the Company merges with or into another corporation, or sell substantially all of our assets, the 2001 Plan provides that each outstanding option will be assumed or substituted for by the successor corporation. If such substitution or assumption does not occur, each option will fully vest and become exercisable. As of the date of this proxy statement, there are 30,000,000 shares of common stock reserved for issuance under the 2001 Plan, of which 10,569,688 are subject to outstanding options and 19,326,845 shares remain reserved for future issuance.

                         EXECUTIVE OFFICER COMPENSATION

         The following table sets forth all compensation received by the Named Executive Officers for services rendered to the Company in all capacities, for the last three fiscal years ended June 29, 2003:

                           Summary Compensation Table

                                                                                           Long Term
                                                        Annual Compensation               Compensation
                                            ------------------------------------------   --------------
                                                                          Other Annual     Securities      All Other
                                                                          Compensation     Underlying    Compensation
   Name and Principal Position       Year    Salary ($)   Bonus ($) (1)        ($)        Options (#)       ($) (2)
----------------------------------  ------  -----------  --------------   ------------   --------------- -------------
Robert H.  Swanson, Jr............   2003     334,751       1,352,127       239,556(3)       381,400       17,112
     Chairman and Chief Executive    2002     302,491       1,125,445       204,930(3)            --       15,980
     Officer                         2001     302,975       3,169,878            --          700,000       25,417

Clive B.  Davies (4)..............   2003     291,279         914,637            --          186,220       16,606
     President                       2002     263,270         798,735            --               --       15,635
                                     2001     277,119       2,305,594            --          195,000       21,863

Paul Coghlan......................   2003     287,886         803,447            --          146,690       15,859
     Vice President, Finance and     2002     248,250         669,508            --               --       15,290
     Chief Financial Officer         2001     268,460       1,915,592            --          145,000       21,540

David B. Bell (4).................   2003     200,129         471,155            --           78,890       15,448
     Vice President, Power           2002     181,721         355,981            --               --       13,195
     Business Unit                   2001     181,482         886,732            --           80,000       27,963

Lothar Maier......................   2003     263,846         485,992            --          100,060       15,139
     Vice President and Chief        2002     228,423         368,640            --               --       14,450
     Operating Officer               2001     244,428         987,203            --           75,000       18,825

--------------------
(1) Includes cash profit sharing and cash bonuses earned for the fiscal year, whether accrued or paid.

(2) Includes insurance premiums paid by the Company under its life insurance program. Also includes 401(k) profit sharing distributions earned during the fiscal year.

(3) Represents the imputed value of personal use of the Company's airplane by Mr. Swanson during the applicable fiscal year.

(4) Mr. Davies retired as President of the Company effective as of June 30, 2003. Mr. Bell was promoted to the position of President of the Company as of such date.

Option Grants in Last Fiscal Year

         The following table shows, as to the Named Executive Officers, information concerning stock options granted during the year ended June 29, 2003.

                                                  Individual Grants
                                -----------------------------------------------------
                                                Percent of                                 Potential Realizable Value at
                                                   Total                                   Assumed Annual Rates of Stock
                                 Number of        Options     Exercise                     Price Appreciation for Option
                                 Securities     Granted to     Price                                   Term(3)
                                 Underlying      Employees     Per                       --------------------------------
                                  Options        in Fiscal     Share       Expiration
              Name              Granted (#)       Year(1)      ($/Sh)        Date(2)         5% ($)            10% ($)
----------------------------    -----------     ----------    --------     ----------    --------------   ---------------
Robert H. Swanson, Jr.......      381,400             4.72%    25.05        7/26/2012    15,561,120.00     24,779,558.00
Clive B. Davies.............      186,220             2.31%    25.05        7/26/2012     7,597,776.00     12,098,713.00
Paul Coghlan................      146,690             1.82%    25.05        7/26/2012     5,984,952.00      9,530,449.00
David B. Bell...............       78,890             0.97%    25.05        7/26/2012     3,218,712.00      5,125,483.00
Lothar Maier................      100,060             1.24%    25.05        7/26/2012     4,082,448.00      6,500,898.00

--------------------
(1) The Company granted to employees in fiscal 2003 options to purchase 8,075,530 shares of Common Stock.

(2) Options may terminate before their expiration upon the termination of optionee's status as an employee, director or consultant, the optionee's death or disability or an acquisition of the Company.

(3) Potential realizable value assumes that the stock price increases from the date of grant until the end of the option term (10 years) at the annual rate specified (5% and 10%) over the option term. Annual compounding results in total appreciation of approximately 63% (at 5% per year) and 159% (at 10% per year). If the price per share of the Company's Common Stock were to increase from the prices at the date of the above grants ($25.05 per share) over the next 10 years, the resulting stock prices at 5% and 10% appreciation would be approximately $40.80 per share at 5% and approximately $64.97 per share at 10%, respectively. The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of future stock price growth.

Option Exercises And Holdings

         The following table provides information with respect to option exercises in fiscal 2003 by the Named Executive Officers and the value of such officers' unexercised options at June 29, 2003.

        Aggregated Option Exercises in Last Fiscal Year-End Option Values
--------------------------------------------------------------------------------

                                                                      Number of Shares
                                                                   Underlying Unexercised         Value of Unexercised
                                                                         Options at             In-the-Money Options at
                                       Shares                        Fiscal Year-End (#)        Fiscal Year-End ($) (2)
                                    Acquired On      Value        ---------------------------  ---------------------------
               Name                 Exercise (#)  Realized($)(1)  Exercisable   Unexercisable  Exercisable   Unexercisable
-------------------------------     ------------  --------------  -----------   -------------  -----------   -------------
Robert H.  Swanson, Jr.........        53,000     1,533,702          969,245        362,155     17,160,241     2,454,292
Clive B.  Davies...............       298,000     8,523,172          370,964        185,256      5,217,696     1,238,259
Paul Coghlan...................        75,000     2,263,729          536,046        140,644     10,874,044       957,897
David B. Bell..................         4,000       118,930          123,181        113,709      1,471,897     1,011,738
Lothar Maier...................            --            --          164,886        135,174        445,543       719,624

--------------------
(1) Market value of underlying securities on the exercise date, minus the exercise price.

(2) Value is based on the last reported sale price of the Common Stock on the Nasdaq National Market of $32.17 per share on June 27, 2003 (the last trading day for fiscal 2003), minus the exercise price.

Employment Agreements

         In January 2002, the Company entered into employment agreements with Mr. Swanson, its Chairman and Chief Executive Officer, and with Messrs. Davies and Coghlan, each a Named Executive Officer.

         Employment Agreement with the Chairman and Chief Executive Officer

         Mr. Swanson's employment agreement provides that he will receive an annual base salary of $345,000, which is subject to annual adjustments by the Compensation Committee, and bonuses pursuant to his participation in the Company's 1996 Senior Executive Bonus Plan and Key Employee Incentive Bonus Plan.

         If Mr. Swanson is involuntarily terminated by the Company for any reason other than cause (as defined in his employment agreement) or if he voluntarily resigns as an employee and as Chairman of the Board, then 100% of his stock options and restricted stock will immediately vest, and he will receive continued payments of one year's base salary and bonus. In addition, the Company will pay Mr. Swanson's group health and dental plan continuation coverage premiums until the earlier of 18 months from his termination and such time as Mr. Swanson and his dependents are covered by similar plans of a new employer.

         If Mr. Swanson voluntarily resigns as Chief Executive Officer other than for good reason, but agrees, at the request of the Board of Directors to remain as Chairman of the Board with duties requiring one to two days per week of Mr. Swanson's time, Mr. Swanson will receive his existing salary and bonus pro rated based on the number of full days Mr. Swanson performs services as Chairman throughout the year, but in no event more than 50% of the last full annual bonus received by Mr. Swanson. In such case, Mr. Swanson's benefits will continue, and his stock options and restricted stock will vest at twice the rate as if he had continued as Chief Executive Officer. After such time, if Mr. Swanson is involuntarily terminated as Chairman of the Board for any reason other than cause or if he voluntarily resigns, the severance benefits described in the preceding paragraph will be payable to Mr. Swanson.

         If there is a change of control of the Company (as defined in his employment agreement), Mr. Swanson will receive similar benefits to those he is entitled to receive if he is involuntarily terminated by the Company other than for cause or if he voluntarily resigns as an employee and Chairman of the Board, including payment of one year's salary and bonus in a lump sum within five days of the change of control.

         If Mr. Swanson should die while employed by the Company, 50% of his then unvested restricted stock and options will vest immediately.

         The Company has a fractional ownership in two different aircraft operated by NetJets, Inc. So long as Mr. Swanson is either Chief Executive Officer or Chairman of the Board, he is entitled to use the Company's airplane for personal use for up to 35% of the available flight time in any year. To the extent use of the airplane results in imputed taxable income to Mr. Swanson, the Company will make additional payments to him so that the net effect is the same as if no income were imputed to him.

         If payments to Mr. Swanson under his employment agreement (together with any other payments or benefits Mr. Swanson receives) would trigger the excise tax provisions of Sections 280G and 4999 of the Code, Mr. Swanson will be paid an additional amount so that he receives, net of the excise taxes, the amount he would otherwise have been entitled to receive in their absence.

         Employment Agreements with Two of the Named Executive Officers and Robert Dobkin

         The employment agreements with Messrs. Davies and Coghlan, each a Named Executive Officer, and with Mr. Dobkin provide for base annual salaries of $305,000, $285,000 and $280,000, respectively, subject to certain annual adjustments by the Board of Directors. Each of these executives is also entitled to bonuses pursuant to the Company's 1996 Senior Executive Bonus Plan and Key Employee Incentive Bonus Plan.

         If one of these executives is involuntarily terminated by the Company for any reason other than cause (as defined in the employment agreements) or if he voluntarily resigns with good reason (as defined in the employment agreements), then his stock options and restricted stock will immediately vest to the extent they would have vested had the executive remained employed by the Company for an additional six months, and he will receive continued payments of base salary and bonus for six months. In addition, the Company will pay the executive's group health and dental plan continuation coverage premiums until the earlier of six months from his termination and such time as the executive and his dependents are covered by similar plans of a new employer. Mr. Davies voluntarily resigned as President of the Company effective as of June 30, 2003. Such resignation was not for "good reason" (as defined in his employment agreement); therefore, the foregoing severance benefits under his employment agreement were not triggered.

         If, after a change of control (as defined in the employment agreements), one of the above executives is involuntarily terminated for any reason other than cause, or if he voluntarily resigns with good reason, then 50% of his then unvested stock options and restricted stock will immediately vest, and he will receive continued payments of one year's base salary and 50% of his bonus. In addition, the Company will pay the executive's group health and dental plan continuation coverage premiums until the earlier of twelve months from his termination and such time as the executive and his dependents are covered by similar plans of a new employer.

         If the executive should die while employed by the Company, 50% of his then unvested restricted stock and options will vest immediately.

         If payments to one of the above executives under his employment agreement (together with any other payments or benefits the executive receives) would trigger the excise tax provisions of Sections 280G and 4999 of the Code, and such payments are less than 3.59 multiplied by the executive's "base amount" (as defined in Section 280G), then the payments will be reduced so that no portion of the payments will be subject to excise tax under Section 4999. If payments under the employment agreement (together with any other payments or benefits the executive receives) would exceed 3.59 multiplied by the executive's "base amount," then the executive will be paid an additional amount so that he receives, net of the excise taxes, the amount he would otherwise have been entitled to receive in their absence.

Compensation Committee Interlocks and Insider Participation

         No executive officer of the Company served on the compensation committee of another entity or on any other committee of the board of directors of another entity performing similar functions during the last fiscal year.

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors, and persons who own more than ten percent of the Company's common stock, to file reports of ownership on Form 3 and of changes in ownership on Forms 4 or 5 with the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. Executive officers, directors and ten percent stockholders are also required by Commission rules to furnish the Company with copies of all
Section 16(a) forms they file.

         Based solely upon its review of copies of such forms and amendments, if any, received by the Company, or written representations from certain reporting persons that no Forms 5 were required for such persons, the Company believes that its executive officers, directors, and ten percent stockholders complied with all applicable Section 16(a) filing requirements during the fiscal year ended June 29, 2003, except that a Form 4 report with respect to a transaction was inadvertently filed late on behalf of Richard Nickson.

                                PERFORMANCE GRAPH

         The following graph shows a five-year comparison of cumulative total stockholder return, calculated on a dividend-reinvested basis, for Linear Technology Corporation, the Nasdaq National Market, the S&P 500/Semiconductors & Semiconductor Equipment Index (the "SPZ81") and the S&P 500. As a result of Standard & Poor index reclassification, the S&P Electronics Index used by the Company in prior years is no longer available. The graph assumes that $100 was invested in the Company's Common Stock, in the Nasdaq National Market, in the SEPI and in the S&P 500 on the last trading day of the Company's 1998 fiscal year. Note that historic stock price performance is not necessarily indicative of future stock price performance.

         [The following descriptive data is supplied in accordance with
                         Rule 304(d) of Regulation S-T.]

            Year          LLTC       Nasdaq      SPZ81      S&P 500
        ------------      ----       ------      ----      -------
        June 1998          100         100        100        100
        June 1999          224         142        121        179
        June 2000          427         209        128        405
        June 2001          296         114        108        179
        June 2002          211          77         87        112
        June 2003          219          86         86        112

--------------------------------------------------------------------------------

                             AUDIT COMMITTEE REPORT

         The following is the Audit Committee's report submitted to the Board of Directors for the fiscal year ended June 29, 2003.

         The Audit Committee of the Board of Directors has:

         o reviewed and discussed the Company's audited financial statements for the fiscal year ended June 29, 2003 with the Company's management;

         o discussed with Ernst & Young LLP, the Company's independent auditors, the materials required to be discussed by Statement of Auditing Standard 61; and

         o reviewed the written disclosures and the letter from Ernst & Young LLP required by Independent Standards Board No. 1 and has discussed with Ernst & Young LLP its independence.

         Based on the Audit Committee's review of the matters noted above and its discussions with the Company's independent auditors and the Company's management, the Audit Committee has recommended to the Board of Directors that the Company's financial statements for the fiscal year ended June 29, 2003 be included in the Company's 2003 Annual Report on Form 10-K.

                                          Respectfully submitted by:

                                          THE AUDIT COMMITTEE
                                          David S. Lee
                                          Leo T. McCarthy
                                          Richard M.  Moley
                                          Thomas S. Volpe

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                          COMPENSATION COMMITTEE REPORT

Introduction

         The Compensation Committee of the Board of Directors is composed only of non-employee directors. It is responsible for reviewing and recommending for approval by the Board of Directors the Company's compensation practices, executive salary levels and variable compensation programs, both cash-based and equity-based. The Committee generally determines base salary levels for executive officers of the Company at or about the start of each fiscal year and determines actual bonuses at the end of each six-month fiscal period based upon Company and individual performance.

Compensation Philosophy

         The Committee has adopted an executive pay-for-performance philosophy covering all executive officers, including the Chief Executive Officer. This philosophy emphasizes variable compensation in order to align executive compensation with the Company's business objectives and performance and to attract, retain and reward executives who contribute both to the short-term and long-term success of the Company. Pay is sufficiently variable that above-average performance results in above-average total compensation, and below-average performance for the Company or the individual results in below-average total compensation. The focus is on corporate performance and individual contributions toward that performance.

Compensation Program

         The Company has a comprehensive compensation program which consists of cash compensation, both fixed and variable, and equity-based compensation. The program has four principal components, which are intended to attract, retain, motivate and reward executives who are expected to manage both the short-term and long-term success of the Company. These components are:

     Cash-Based Compensation

         Base Salary--Base salary is predicated on industry and peer group comparisons and on performance judgments as to the past and expected future contribution of the individual executive officer. In general, salary increases are made based on median increases in salaries for similar executives of similar-size companies in the high technology industry.

         Profit Sharing--Profit sharing payments are distributed semi-annually to all employees, including executives, from a profit sharing pool. The amount of the pool is largely determined by the magnitude of sales and operating income for the six-month period. This pool is distributed to all eligible employees based on the ratio of their individual salary to total salaries for all employees. A portion of this profit sharing is paid directly into a 401(k) retirement plan for all United States employees.

         Bonuses--The Company has a discretionary key employee incentive pool pursuant to which executive officers and a limited number of key employees may receive semi-annual cash bonuses. Targets for sales growth and operating income as a percentage of sales influence the size of the pool. Individual payments are made based on the Company's achievement of these targets and upon the individual's personal and departmental performance.


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                                       19

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         In 1996, the Company  adopted the 1996 Senior  Executive  Bonus Plan to facilitate, under Section 162(m) of the Internal Revenue Code, the federal income tax deductibility of compensation paid to the Company's most highly compensated executive officers. In fiscal 2003, the participants included Messrs. Swanson, Davies, Coghlan and Maier. In fiscal 2004, the plan will include the Chief Executive Officer and each of the Company's four other most highly compensated executive officers. The maximum amount payable to any individual in any one year under the plan is $5 million.

     Equity-Based Compensation

         Stock Options--Stock options are granted periodically to provide additional incentive to executives and other key employees to work to maximize long-term total return to stockholders. The options generally vest over a five-year period to encourage option holders to continue in the employ of the Company. Over 43% of worldwide employees have received stock options. In granting options, the Compensation Committee takes into account the number of shares and outstanding options already held by the individual.

Chief Executive Officer Compensation

         The Committee uses the same factors and criteria described above for compensation decisions regarding the Chief Executive Officer.

Compensation Limitations for Tax Purposes

         The Committee has considered the potential impact of Section 162(m) of the Internal Revenue Code adopted under the federal Revenue Reconciliation Act of 1993. Section 162(m) generally disallows a tax deduction for any publicly-held corporation for individual compensation exceeding $1 million in any taxable year for any of the Named Executive Officers, unless compensation is performance-based. The Company's policy is to qualify, to the extent reasonable, its executive officers' compensation for deductibility under applicable tax laws. In 1996, the Company implemented the 1996 Senior Executive Bonus Plan in order to qualify certain bonus payments to the Named Executive Officers as performance-based compensation under Section 162(m). The Committee believes that the implementation of the 1996 Senior Executive Bonus Plan enables the Company to compensate its executive officers in accordance with its pay-for-performance philosophy while maximizing the deductibility of such compensation. However, the Committee recognizes that the loss of a tax deduction may be necessary in some circumstances.

Summary

         The Committee believes that a fair and motivating compensation program has played a critical role in the success of the Company. The Committee reviews this program on an ongoing basis to evaluate its continued effectiveness.

                                          Respectfully submitted by:

                                          THE COMPENSATION COMMITTEE
                                          David S. Lee
                                          Leo T. McCarthy
                                          Richard M.  Moley
                                          Thomas S. Volpe


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                                       20

                                  OTHER MATTERS

         The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting or any adjournment or postponement thereof, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board of Directors may recommend.

                                          BY ORDER OF THE BOARD OF DIRECTORS

Dated:  September 24, 2003

                                EDGAR APPENDIX A

                                      PROXY

                          LINEAR TECHNOLOGY CORPORATION
                       2003 ANNUAL MEETING OF STOCKHOLDERS
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Linear Technology Corporation, a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated September 24, 2003 and hereby appoints Robert H. Swanson, Jr. and Paul Coghlan, or either of them, as attorneys-in-fact, each with full power, on behalf and in the name of the undersigned, to represent the undersigned at the 2003 Annual Meeting of Stockholders of Linear Technology Corporation to be held on November 5, 2003, at 3:00 p.m. local time, at the Company's principal executive offices, located at 720 Sycamore Drive, Milpitas, California 95035, and at any postponement or adjournment thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side, and, in their discretion, upon such other matter or matters which may properly come before the meeting and any adjournment thereof.

This proxy will be voted as directed or, if no contrary direction is indicated, will be voted FOR the election of the specified nominees as directors, FOR the ratification of the appointment of Ernst & Young LLP as independent auditors, and as said proxies deem advisable on such other matters as may properly come before the meeting.

-------------------------                                 ----------------------
    SEE REVERSE SIDE            CONTINUED AND TO BE          SEE REVERSE SIDE
-------------------------      SIGNED ON REVERSE SIDE     ----------------------

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THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO CONTRARY DIRECTION IS INDICATED,
WILL BE VOTED FOR THE ELECTION OF THE SPECIFIED NOMINEES AS DIRECTORS, FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THIS MEETING.

1. To elect five (5) directors to serve until the next Annual
   Meeting of Stockholders and until their successors are elected.
                                                                                FOR       WITHHELD
                                                                                ALL       FROM ALL
   Nominees:  Robert H.  Swanson, Jr.; David S.  Lee; Leo T. McCarthy;          [ ]          [ ]
              Richard M.  Moley; Thomas S.  Volpe

   [ ] For all nominees exactly except as noted ________________________________

2. To ratify the appointment of Ernst & Young LLP as independent auditors of
   the Company for the fiscal year ending June 27, 2004.                        FOR        AGAINST      ABSTAIN
                                                                                [ ]          [ ]           [ ]

In their discretion, upon such other matter or matters as may properly come before the meeting and any postponement or adjournment thereof.

This proxy should be marked, dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.

Signature: ____________ Date:___________ Signature: ____________ Date:__________

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         WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON YOU ARE
        URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE
              SO THAT YOUR STOCK MAY BE REPRESENTED AT THE MEETING.
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